Exhibit 1.01

                                   SWANK, INC.
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10017

                                                    February 28, 2006
Mr. Eric P. Luft
15 Fenimore Lane
Huntington, New York 11743

Dear Mr. Luft:

     We refer to the Amended and Restated Employment Agreement dated December 18, 2003 between Swank, Inc. ("Swank") and you (as amended to date, the "Agreement"). Capitalized terms used but not defined in this letter have the meanings assigned to those terms in the Agreement.

     This will confirm our agreement that, notwithstanding the provisions of the Agreement, (a) the last day of the present Employment Term shall be September 30, 2006, and the notice that may be given by either you or Swank under Section 1 of the Agreement that the present Employment Term shall not be extended may be given by either Swank or you on or prior to August 15, 2006, (b) in the event that neither you nor Swank notify the other that the Employment Term shall not be extended, the Employment Term shall be extended until June 30, 2007, and thereafter, further extensions and notices that the Employment Term shall not be extended, as the case may be, shall be in accordance with the terms of the Agreement, and (c) in the event you shall provide notice on or prior to August 15, 2006 that the present Employment Term shall not be so extended, (i) Swank shall pay to you, provided you shall not at any time be in violation of paragraph 6 of the Agreement, a severance payment, payable in installments in accordance with Swank's regular pay intervals for its executive officers, equal to $68,000, less all required deductions and withholdings, and (ii) the provisions of Section 6(a) shall be applicable for a period of three (3) months (through December 31, 2006).

     Except as provided above, the Agreement shall remain in full force and effect in accordance with its terms.

     Kindly confirm your agreement to the foregoing by signing this letter below and returning a copy to Swank.

                               Very truly yours,

                               SWANK, INC.


                               By: /s/ John Tulin
                                   ---------------
                                       John Tulin, President

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Agreed:

/s/ Eric P. Luft
----------------
Eric P. Luft